Exhibit 24.2

Power of Attorney

The undersigned hereby constitutes and appoints John G. Finneran, Jr. and Frank R. Borchert, III, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign the post-effective amendment no. 1 to the registration statement on Form S-4 (No. 333-124428), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and any and all amendments, including further post-effective amendments, to the Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

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This power of attorney has been signed by the following person in the capacity and on the date indicated.

Date: September 20, 2005

By:	/s/ Pierre E. Leroy
Name: Pierre E. Leroy Title: Director